EXHIBIT 10.2

FORM OF LOCK-UP AGREEMENT

Barclays Capital Inc.
Credit Suisse Securities (USA) LLC
Deutsche Bank Securities Inc.
Citigroup Global Markets Inc.
c/o Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019

Ladies and Gentlemen:

The undersigned understands that you propose to enter into a Placement Agency Agreement (the “Placement Agency Agreement”) related to the sale and offer (the “Offering”) by Platform Specialty Products Corporation, a Delaware corporation (the “Company”), of shares (the “Stock”) of Common Stock, par value $0.01 per share (the “Common Stock”) and a Registration Rights Agreement related to the registration of the Stock (the “Registration Rights Agreement”).

In consideration of the execution of the Placement Agency Agreement by the Barclays Capital Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc. and Citigroup Global Markets Inc. (the “Placement Agents”), and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of Barclays Capital Inc., on behalf of the Placement Agents, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock (including, without limitation, shares of Common Stock that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and shares of Common Stock that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for Common Stock, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (3) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or any other securities of the Company, or (4) publicly disclose the intention to do any of the foregoing for a period commencing on the date hereof and ending on the 60th day after the date of the closing of the Offering; provided that, if the registration statement (the “Registration Statement”) required to be filed by the Company under the Registration Rights Agreement has not yet become effective on the 60th day after the date of closing of the Offering, such period shall end on the 30th day after the earlier of (a) the date on which the Registration Statement becomes effective and (b) the date on which holders of the Shares that are not affiliates of the Company are able to sell such shares under Rule 144 without limitation (other than the requirement that the Company be current in its report under the Securities Exchange Act of 1934).  The foregoing sentence shall not apply to:

(a)           transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Offering;

(b)           transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Stock as a bona fide gift;

(c)           in the case of a non-natural person, distributions of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock to limited partners, members or stockholders of the undersigned;

(d)           in the case of a natural person, transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock by will or intestate succession or to any trust or entity for the direct or indirect benefit of such person or any member of the immediate family of the undersigned;

(e)           the entry by the undersigned into a trading plan established in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, provided that sales under any such plan may not occur during the period in which the restrictions otherwise imposed by this agreement apply; or

(g)           in the case of a non-natural person, transfers of shares of Common Stock to any wholly-owned subsidiary of the undersigned (including any corporation, partnership, limited liability company or other entity that is directly or indirectly owned by the undersigned) or to the parent corporation of the undersigned or any wholly-owned subsidiary of such parent corporation;

provided that in the case of any transfer or distribution pursuant to clauses (b), (c), (d) and (g), such transfer shall not involve a disposition for value and each donee, distributee or transferee shall sign and deliver a lock-up letter substantially in the form of this letter and no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Lock-Up Period.

In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

It is understood that, if the Company notifies the Placement Agent that it does not intend to proceed with the Offering, if the Placement Agency Agreement does not become effective, or if the Placement Agency Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Stock, the undersigned will be released from its obligations under this Lock-Up Letter Agreement.

The undersigned understands that the Company and the Placement Agents will proceed with the Offering in reliance on this Lock-Up Letter Agreement.  Whether or not the Offering actually occurs depends on a number of factors, including market conditions.

 [Signature page follows]

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof.  Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,

By:           _______________________
Name:

Dated May ___, 2014